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                                                                      EXHIBIT 99

INDEPENDENT AUDITORS' REPORT

To the Shareowners of Monsanto Company:

We have audited the accompanying statement of consolidated financial position of Monsanto Company and subsidiaries as of December 31, 2001 and 2000, and the related statements of consolidated income, cash flows, shareowners' equity and comprehensive income (loss) for each of the two years in the period ended December 31, 2001 (not presented separately herein). These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Monsanto Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, in 2000 Monsanto Company changed its method of recognizing revenue to conform to the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.


/s/ Deloitte & Touche  LLP

St. Louis, Missouri
February 5, 2002